Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)Registration Statements on Form S-8 Nos. 333-223894, 333-218465, 333-211439, 333-203398, 333-199296, 333-230138, 333-233135, 333-220894, 333-237136 and 333-243761
(2)Registration Statements on Form S-3 Nos. 333-219890 and 333-233134

of our reports dated March 1, 2021, with respect to the consolidated financial statements of Adverum Biotechnologies Inc. and the effectiveness of internal control over financial reporting of Adverum Biotechnologies, Inc. included in this Annual Report (Form 10-K) of Adverum Biotechnologies Inc. for the year ended December 31, 2020.

/s/ Ernst & Young LLP

San Jose, California
March 1, 2021